Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-178650) pertaining to Expedia Retirement Savings Plan of our report dated June 25, 2012, with respect to the financial statements and supplemental schedule of the Expedia Retirement Savings Plan as of December 31, 2011 and 2010 and for the year ended December 31, 2011, included in this annual report on Form 11-K.

/s/ Moss Adams LLP

Seattle, Washington

June 25, 2012